Exhibit 99.2

DIAMOND HOLDINGS PLC

NOTICE OF REDEMPTION OF THE

10% SENIOR NOTES DUE FEBRUARY 1, 2008

(CUSIP Nos.: XS0087545785 and XS0084015949)

AND

9 1/8% SENIOR NOTES DUE FEBRUARY 1, 2008 (THE “SECURITIES”)

(CUSIP Nos.: G27571AB7 and 252646AB0)

Pursuant to Section 1105 of the Indenture, dated as of February 6, 1998 (the “Indenture”), between Diamond Holdings Limited (the “Company”), Diamond Cable Communications plc, as guarantor, and The Bank of New York, as Trustee (the “Trustee”), pursuant to which the Securities were issued, notice is hereby given that the Company has elected to, and will, redeem all of the outstanding Securities on May 13, 2004 (the “Redemption Date”).  Capitalized terms used but not defined herein shall have the meanings given in the Indenture.  This notice is being made pursuant to the third paragraph of the reverse of the Securities.

The Securities will be redeemed at a redemption price of 103.333% (for the sterling denominated 10% senior notes) and 103.042% (for the U.S. dollar denominated 9 1/8% senior notes), in each case of the principal amount thereof for each $1,000 principal amount of Securities (the “Redemption Price”), plus accrued and unpaid interest to, but excluding, the Redemption Date.

On the Redemption Date, the Redemption Price plus accrued and unpaid interest will become due and payable.  Unless the Company defaults in paying the Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the holders of such Securities is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to The Bank of New York, as paying agent (the “Paying Agent”), of the Securities redeemed.  Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any.

Securities are to be surrendered for redemption at the office of the Paying Agent shown below:

The Bank of New York

30 Cannon Street

London EC4M 6XH

Attention:  Issues Department

The CUSIP numbers indicated above are included solely for the convenience of the holders of the Securities.  The Company is not responsible for the use or selection of CUSIP numbers, nor is any representation made as to the correctness of such CUSIP numbers on the Securities or as indicated in this notice of redemption.

{Signatures follow on next page}

Dated: April 13, 2004

DIAMOND HOLDINGS PLC

By:		/s/ Scott E. Schubert
	Name:	Scott E. Schubert
	Title:	Director